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[LOGO]                            [LETTERHEAD]

February 6th, 1997

                                * Indicates that material has been omitted
                                  and confidential treatment has been
Dr. Lynn Hazlett                  requested therefore. All such omitted material
P.O. Box 1322                     has been filed separately with the Commission
776 S. Ilakee Avenue              pursuant to Rule 24b-2.
Lake Alfred, Florida 33850

Dear Lynn:

Following our recent discussions it is with pleasure that I confirm our verbal offer for employment with QuickResponse Services, Inc. The following summarizes our offer:

REPORTING TO: Peter R. Johnson, Chairman of the Board of Directors

POSITION: President, Chief Executive Officer and Director

As a Director and Chief Executive officer, you will have an overall corporate perspective and responsibility. You will have responsibility for the following functions:

-     Strategy and Business Development
-     Research and Development
-     Finance, Operations and Administration
-     Marketing
-     Sales

KEY OBJECTIVES:

(i) As a member of the Board of Directors, protect the interests of all shareholders; while providing the Chairman and Board members with advice and counsel to assist them in ensuring that our corporate objectives are met.

(ii) As a member of the Corporate Management Committee (CMC), work in cooperation with the other CMC team members to realize the company's mission and strategy.

(iii) As CEO, succeed in all Key Result Areas.

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February 6th, 1997
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KEY RESULT AREAS:

(i) Meet or exceed the 1997 business plan and maintain predictable performance.

(ii) Implement/adhere to the company's mission, core values and management process.

(iii) Focus on and develop the company's revenue particularly the contribution from new "value added" products and services (e.g., CRS).

(iv) Aggressively expand QuickResponse Services, Inc. products and markets organically and where appropriate through acquisition.

(v) Improve the gross margin particularly the cost of goods sold from IBM/Advantis.

(vi)   Continue to develop the company's organization and people.

(vii)  Improve the quality of our products and services.

(viii) Promote QRS with our customers/prospects and the financial community.

ANNUAL COMPENSATION:

With regard to 1997 objectives and compensation, the following points have been agreed between us:

Key elements of our agreement that impact 1997 compensation are as follows:

(i) Your annual base compensation will be $275,000 or $22,916.66 per month. QRS employees are paid semi-monthly (i.e., on the fifteenth and last working day of each month).

(ii) In addition, you will be eligible to receive incentive compensation at an annualized rate of $150,000 upon the attainment of the incentive targets specified below. This incentive compensation component will be administered by me and reviewed by the Compensation Committee. However, based upon an assumed February 10, 1997 start date, your incentive compensation for the 1997 calendar year will be pro-rated to $134,375.

       75% of your pro-rated incentive compensation will be paid to you on a monthly basis as follows: $7,031 at the end of February 1997 and $9,375

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February 6th, 1997
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     at the end of each month during the remainder of the 1997 calendar year, provided you continue in the Company's employ. These payments will represent a non-refundable draw-down of your incentive compensation which you shall be entitled to retain, whether or not the incentive targets specified below are achieved. These draw-downs will be applied dollar-for-dollar against the actual amount of incentive compensation to which you become entitled for the 1997 calendar year on the basis of the incentive targets actually attained for that year.

     Notwithstanding the above, your total target compensation (base compensation plus incentive at 100%) for the 1997 calendar year will depend upon your start date, but again assuming a February 10, 1997 start date, it shall not be less than $380,730. For subsequent calendar years of employment, your total target compensation (base compensation plus incentive at 100%) shall not be less than $425,000.

     Specific incentive targets for 1997 will, as a percentage of the 1997 annual incentive compensation of $134,375, be as follows:

     --------------------------------------------------------------------
   * (a) Achieve Total Revenue of   million.                          40%
         Award will be paid pro-rata within range of 80% to
         110% of goal with the full 40% payable at 110% of goal.
     --------------------------------------------------------------------
   * (b) Achieve Net Income of   million.                             40%
         Award will be paid pro-rate within range of 80% to
         110% of goal with the full 40% payable at 110% of goal.
         Above 110% achievement an additional $20,000 will be
         awarded together with continuing proportional and
         incremental incentive.
         Below 80% the award for this particular target will be
         zero.
     --------------------------------------------------------------------
     (c) Implement/adhere to the company's mission, core              10%
         values and management process.
     --------------------------------------------------------------------
     (d) Successfully renegotiate the processing agreement with       10%
         Advantis positively impacting gross margin while being
         mindful of our strategic positioning.
     --------------------------------------------------------------------
     (e) Successful design, development and implementation of         20%
         the Collaborative Replenishment Services and
         EConnect as evidenced by (a) timely and successful
         completion of development work, (b) successful
         implementation of pilot programs and (c) expansion of
         the pilot programs and sale of new prospects sufficient
         to meet '97 and '98 revenue plan.
     --------------------------------------------------------------------

  (iv) During the first month of your tenure with QRS, you and I, with support from Tania Amochaev, Garen Staglin and Phil Schlein where necessary,

* Indicates that material has been omitted and confidential treatment has been requested therefore. All such omitted material has been filed separately with Commission pursuant to Rule 24b-2.

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February 6th, 1997
Page 4

       will review these objects, finalize your key result areas and these proposals regarding the annual incentives to ensure that they are fair and equitable.

  (v) QuickResponse Services, Inc. will pay you an additional bonus of $150,000 if the consulting revenue resulting from Supply Chain
      *Associates' current clients and prospects exceeds    in 1997.
       QuickResponse Services, Inc. will also pay you a further $150,000 if
       this revenue exceeds    in 1998. Within 10 days from signing of this
       agreement, you will provide the Company a list of such current clients and prospects upon which the Company will rely for purposes of determining incentive payments.

  (vi) Your compensation and annual incentives will be reviewed in each year (unless there is a change in objectives, location, etc. in which case it will be reviewed at that time), to ensure that it continues to be equitable, appropriate to the location and provide appropriate incentive and support to the agreed objectives.

  INTEGRATION OF CONSULTING BUSINESS:

  We have agreed

  - That your current consulting agreement with QuickResponse Services, Inc. will terminate, and as such while the stock options thereby granted will continue to vest, the consulting fees will cease.
  - That you will merge your other consulting activities (currently referred to as Supply Chain Associates), including all projects, clients and prospects into QuickResponse Services, Inc.

  PERSONAL COVENANTS:

  You will be required to sign the Company's standard Proprietary Information and Non-Disclosure Agreement, at the time you start your employment, a copy of which is attached for your review.

  During your period of employment with the Company and for a period of two (2) years thereafter, you will be subject to the following restrictive covenants:

  (i) You will not, directly or indirectly, whether for your own account or as an officer, employee, director, consultant, advisor, partner, principal or greater than 10% owner, engage in any activity which competes with the Company with respect to (A) any products or services provided by the Company to its customers at any time during the period of your employment with the Company or (B) any products or services which you

* Indicates that material has been omitted and confidential treatment has been requested therefore. All such omitted material has been filed separately with Commission pursuant to Rule 24b-2.

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February 6th, 1997
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      had reason to know the Company had plans to provide to its customers within twelve (12) months after your termination date.

(ii) You will not directly encourage or solicit any individual to leave the Company's employ for any reason or interfere in any other manner with the employment relationships at the time existing between the Company and its current or prospective employees.

(iii) You will not induce or attempt to induce any customer, vendor, supplier or other business relation of the Company to cease doing business with the Company or in any way interfere with the existing business relationship between any such customer, vendor, supplier or other business relation and the Company.

You acknowledge that monetary damages may not be sufficient to compensate the Company for any economic loss which may be incurred by reason of your breach of the foregoing restrictive covenants. Accordingly, in the event of any such breach, the Company will, in addition to the cessation of any severance benefits which the Company may be providing to you at the time pursuant to this agreement, be entitled to obtain equitable relief in the form of an injunction precluding you from continuing to engage in such breach.

LONG TERM INCENTIVES:

You will be granted a non-qualified stock option under the Company's existing stock option plan to purchase 150,000 shares of the Company's common stock.

The option will be granted on the date you accept this agreement and will have an exercise price per share equal to the closing selling price of the common stock on that date.

The option will become exercisable for the option shares in two successive equal annual installments upon your completion of each of the first two years of your employment with the Company measured from the grant date. The option will have a maximum term of 10 years, subject to earlier termination upon your cessation of employment. All the remaining terms of your option will be as set forth in the form stock option agreement utilized under the option plan.

SIGNING BONUS:

In return for your agreement to the terms of this agreement, QuickResponse Services, Inc. will pay you a "signing bonus" of $150,000.

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February 6th, 1997
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BENEFITS:

Currently QRS offers a comprehensive benefits package including health and dental insurance, accidental death and dismemberment insurance (AD&D), short-term and long-term disability insurance, paid vacation, paid sick leave, ten public holidays per calendar year and participation in QRS' 401(K) Plan.

In addition to QRS' group benefit plan, we will attempt to maintain additional life, AD&D and long-term disability insurance for you.

You will be entitled to a total of twenty (20) days-paid vacation per year. A prorata portion of vacation and sick leave is accrued each pay period.

Shawn O'Connor will prepare an Employee Information Kit which includes information about our benefits package and other new employee forms which you must fill out. Please review these materials and complete the forms as soon as practicable. He will also be available to answer any questions you might have during your orientation, which will be scheduled during your first few days of employment.

LIVING AWAY FROM HOME ALLOWANCES:

QuickResponse Services, understanding you will maintain your domicile in Florida, will provide you with appropriate accommodation (e.g., furnished 2-bedroom apartment in Larkspur) and a car, when you are in the bay area, at a cost not to exceed $2,500 per month. You will be responsible for the payment of any and all income and employment taxes attributable to these benefits.

In addition, QuickResponse Services will provide financial and/or tax advice as necessary to handle the issues relating to living away from home.

COMMENCEMENT DATE AND TERM:

February 10th, 1997.

Your employment with the Company is for no specific period of time, and either you or the Company may terminate our employment with the Company at any time, for any reason, with or without cause or prior notice. This is the full and complete agreement between you and the Company regarding your employment relationship, and this "at-will" employment relationship may only be changed in an express writing executed by you and the Chairman of the Company's Board of Directors.

However, if you are terminated, other than for cause, during the initial twenty-four month period of your employment you will be paid the base compensation at

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February 6th, 1997
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the monthly rate in effect at the time of your termination and benefits for a period of twenty four months less the period of your employment.

For the purpose of this agreement, termination "for cause" shall mean (i) the willful failure by you to substantially perform your material duties after a written demand for substantial performance is delivered by you by the Company which specifically identifies the manner in which you have not substantially performed your duties; (ii) the failure in a material respect by you to follow reasonable policies or directives, established by the Company, after written notice to you that you were not following such policies or directives, or; (iii) your willful misconduct having material detrimental effect on the Company.

Alternatively, if the Company is acquired by merger or sale of all or substantially all of the Company's assets or securities possessing more than fifty percent (50%) of the total voting power of the Company's outstanding voting securities and you should subsequently resign, within twelve (12) months following the effective date of such acquisition, in connection with
(i) a reduction in the level of your total target compensation by more than fifteen percent (15%) or (ii) a material reduction in your duties and responsibilities with the Company, then you will be paid your base compensation (at the monthly rate in effect at the time of the acquisition) and benefits for a six-month period following the date of your resignation.

The agreement constitutes the entire agreement and understanding of the Company and you with respect to the terms set forth herein and supersedes all prior and contemporaneous written or verbal agreements and understandings between you and the Company relating to such subject matter. This agreement may only be amended by written instrument signed by you and the Chairman of the Company's Board of Directors. Any and all prior agreements, understandings or representations relating to your employment with the Company are hereby terminated and cancelled in their entirely and are of no further force or effect.

Any and all disputes between you and the Company which arise out of your employment or under the terms of this agreement shall be resolved through final and binding arbitration. This shall include, without limitation, disputes relating to this agreement, your employment by the Company or the termination thereof, claims for breach of contract or breach of the covenant of good faith and fair dealing, and any claims of discrimination or other claims under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the California Fair Employment and Housing Act, or any other federal, state or local law or regulation now in existence or hereinafter enacted and as amended from time to time concerning in any way the subject of your employment with the Company or its termination. The only claims NOT covered by this agreement are claims for benefits under the workers'

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February 6th, 1997
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compensation or unemployment insurance laws, which will be resolved pursuant to those laws. Binding arbitration will be conducted in San Francisco County, California, in accordance with the rules and regulations of the American Arbitration Association. Each party will split the cost of the arbitration filing and hearing fees, and the cost of the arbitrator; each side will bear its own attorneys' fees, that is, the arbitration will not have authority to award attorneys' fees UNLESS a statutory section at issue in the dispute authorizes the award of attorneys' fees to the prevailing party, in which case the arbitrator has authority to make such award as permitted by the statute in question. You understand and agree that the arbitration shall be instead of any civil litigation and that this means that you are waiving your right to a jury trial as to such claims. You and the Company further understand and agree that the arbitrator's decision shall be final and binding to the fullest extent permitted by law and enforceable by any court having jurisdiction thereof.

To accept this offer please sign this letter in the space provided and return it to me by the close of business on February 7th, 1997.

Yours sincerely,

/s/ Peter R. Johnson
-------------------------------------
Peter R. Johnson
Chairman



I accept this offer of employment with QuickResponse Services, Inc. as outlined above.



            /s/ Lynn Hazlett
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               Lynn Hazlett                                   Date